                                                            Exhibit 11.1

                            NORTHEAST FEDERAL CORP.
               COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            Year Ended         Nine Months Ended
                                                            December 31,          December 31,
                                                     ------------------------  -----------------
                                                         1994         1993           1992
                                                     -------------  ---------  -----------------
PRIMARY INCOME (LOSS) PER COMMON SHARE:

    Net income (loss)..............................  $     10,966  $    (14,139) $   (59,234)
    Preferred stock dividend requirements..........        (3,532)       (4,501)      (4,652)
                                                      -----------   -----------   ----------
    Net income (loss) applicable to common
      stockholders for the calculation of primary
      loss.........................................  $      7,434  $    (18,640) $   (63,886)
                                                      ===========   ===========   ==========

Weighted average shares outstanding................    13,621,069    10,648,874    5,725,103
Dilutive effect of outstanding stock options.......       588,299            *            *
Dilutive effect of outstanding stock warrants......       463,607            *            *
Unallocated ESOP shares............................      (497,196)           -            -
                                                      -----------   -----------   ----------
Weighted average shares, as adjusted, for
  the calculation of primary loss..................    14,175,779    10,648,874    5,725,103
                                                      ===========   ===========   ==========

       Primary income (loss) per common share......  $       0.52  $      (1.75) $    (11.16)
                                                      ===========   ===========   ==========

FULLY DILUTED INCOME (LOSS) PER COMMON SHARE:

    Net income (loss)..............................  $     10,966  $    (14,139) $   (59,234)
    Preferred stock dividend requirements..........        (3,532)       (4,501)      (4,652)
    Interest expense on convertible subordinated
      debentures, net of tax.......................            -             *            *
                                                      -----------   -----------   ----------
    Net income (loss) applicable to common
      stockholders for the calculation of fully
      diluted loss.................................  $      7,434  $    (18,640) $   (63,886)
                                                      ===========   ===========   ==========

Weighted average shares outstanding................    13,621,069    10,648,874    5,725,103
Dilutive effect of outstanding stock options.......       609,407            *            *
Dilutive effect of outstanding stock warrants......       489,104            *            *
Unallocated ESOP shares............................      (497,196)           -            -
Dilutive effect of shares issuable from assumed
  conversions of convertible preferred stock and
  convertible subordinated debentures..............             -            *            *
                                                      -----------   -----------   ----------
Weighted average shares, as adjusted, for
  the calculation of fully diluted income (loss)...    14,222,384    10,648,874    5,725,103
                                                      ===========   ===========   ==========
Fully diluted income (loss) per common share.......  $       0.52  $     (1.75)  $   (11.16)
                                                      ===========   ===========   ==========

* The outstanding common stock equivalents (stock options), stock warrants, and the assumed conversions of the convertible preferred stock and convertible subordinated debentures did not have a dilutive effect on the computation of loss per common share.

The following table shows the computation of the adjusted weighted average shares for use in analysis of fully diluted earnings per share under the treasury stock repurchase method:


                                                            Year Ended                Nine Months Ended
                                                            December 31,                  December 31,
                                                    ------------------------------    -------------------
                                                        1994             1993                1992
                                                    -------------  ---------------    -------------------

Weighted average shares outstanding...............    13,621,069     13,464,163**          5,725,103
Dilutive effect of outstanding stock options......       609,407        234,208              234,478
Dilutive effect of outstanding stock warrants.....       489,104        358,318              183,010
Unallocated ESOP shares...........................      (497,196)             -                    -
Dilutive effect of shares issuable from assumed:
   Conversions of convertible preferred stock.....             -              -            2,371,039
   Convertible subordinated debentures............             -              -               26,940
                                                      ----------     ----------            ---------

Weighted average shares, as adjusted..............    14,222,384     14,056,689            8,540,570
                                                      ==========     ==========            =========

** Reflects the actual conversion of convertible preferred stock as if it had occurred at the beginning of the period.

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